SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 Current Report

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: June 14, 2001
                          -----------------------------
                        (Date of earliest event reported)


                        SEEDLING TECHNOLOGIES CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     000-24903               87-0460452
          --------                     ---------               ----------
(State or other jurisdiction of   (Commission File No.)     (I.R.S. Employer
incorporation or organization)                               incorporation or
                                                            organization ID No.)


             519 SW Third Avenue, Suite 805, Portland, Oregon 97204
             ------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (800) 893-8894

                                       N/A
          ------------------------------------------------------------
          (Former name or former address if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 14, 2001 Seedling Technologies Corporation ("the Registrant") (OTC.BB: SEED) completed the sale of its wholly owned subsidiary, SouthernPlanet Inc., a technology integrator that provides network and Internet solutions to businesses in Latin America (primarily Chile), with services focused on small- to medium-sized businesses, to NxGen Networks Inc. (OTC.BB: NXNW) for consideration of 30,647,737 shares of common stock of NXNW, which represents approximately 53% of the issued and outstanding shares of NXNW.

         The description contained herein of the transaction is qualified in its entirety by reference to the Agreement and Plan of Reorganization dated May 21, 2001 between NxGen Networks Inc., NxGen Acquisitions Corp., BAA Corp. and Seedling Technologies Corp., which is attached as Exhibit 2.1 and the Press Release dated June 14, 2001, which is attached as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements

                           None.

         (b)      Pro Forma Financial Statements

                           The pro forma financial statements of SouthernPlanet and information regarding the combined entity will be filed within 60 days from the date of this filing.

         (c)      Exhibits

                           2.1 Agreement and Plan of Organization dated May 21, 2001 between NxGen Networks Inc., NxGen Acquisitions Corp., BAA Corp., and Seedling Technologies Corp.

                           99.1     Press Release dated June 14, 2001


         Pursuant to the requirement of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SEEDLING TECHNOLOGIES CORP.

                                                     By: /s/ Douglas B. Spink
                                                         -----------------------
                                                         Douglas B. Spink, CEO

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